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                                                                    EXHIBIT 99.2

                       CONSENT OF NEEDHAM & COMPANY, INC.

   We hereby consent to the inclusion in the Proxy Statement of IKOS Systems, Inc. ("IKOS") and Prospectus of Synopsys, Inc. ("Proxy Statement/Prospectus") forming part of this Registration Statement on Form S-4 of our opinion dated June 27, 2001 to the Board of Directors of IKOS attached as Appendix C to the Proxy Statement/Prospectus and to the references to our opinion under the captions "Summary of the Proxy Statement/Prospectus--Opinion of IKOS' Financial Advisor" and "The Merger and Related Agreements--Background of the Merger," "-- Reasons for the Merger--IKOS' Reasons for the Merger," and "--Opinion of Needham & Company, Inc., Financial Advisor to IKOS." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          Needham & Company, Inc.


                                          /s/ Janice S. Robertson


                                          MANAGING DIRECTOR


October 12, 2001